Exhibit 99.1

Akorn Reports Third Quarter 2010 Results

-Core Revenues Increase by 118%-
-Adjusted EBITDA of $6.3 million; Raises Outlook for 2010-

LAKE FOREST, Ill.--(BUSINESS WIRE)--November 1, 2010--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the third quarter ended September 30, 2010.

Consolidated revenue for the third quarter of 2010 was $21.7 million, compared to $19.4 million in the third quarter of 2009, representing an increase of 12%. Third quarter revenue for the core business, which consists of ophthalmic, hospital drugs & injectables and contract services, totaled $21.7 million in 2010 compared to $10.0 million for the same quarter in 2009, an increase of 118%. Sequential quarter core revenue grew 7%, from $20.2 million to $21.7 million.

Consolidated gross margin for the third quarter of 2010 was 53% compared to 14% in the prior year period. Core business gross margin was 53% for the third quarter of 2010 compared to 17% in the prior year period and up sequentially from a core business gross margin of 49% in the second quarter of 2010. Third quarter 2009 gross margins were depressed due to lower sales, which resulted in an underutilization of plant capacities.

Selling, general and administrative expenses for the third quarter of 2010 were $5.4 million, compared to $5.2 million in the third quarter of 2009 and $6.0 million in the second quarter of 2010. Research and development expenses for the third quarter of 2010 were $1.8 million, compared to $1.0 million in the third quarter of 2009 and $1.9 million in the second quarter of 2010.

Net income for the third quarter of 2010 was $4.0 million and earnings per diluted share were $0.04, compared to a net loss of $(5.1) million and a loss per diluted share of $(0.06) in the prior year quarter.

Third Quarter Highlights

  Core business revenue growth of 118% over the prior year quarter as a result of the continued growth of recently launched products and an increase in antidote product sales consistent with the expiration of previous lots sold.
  Improved gross margins of 53% due to favorable product mix, higher utilization of plant capacities and the launch of new, higher margin products in the trailing four quarters.
  Net income of $4.0 million, earnings of $0.04 per diluted share and Adjusted EBITDA of $6.3 million – fourth consecutive quarter of positive Adjusted EBITDA.
  $5.4 million in positive operating cash flow and $9.5 million in cash on hand.
  Launched injectable Hydromorphone Hydrochloride, USP 10mg/mL in three sizes and received approval and launched Erythromycin Ophthalmic Ointment, USP 1g.

Raj Rai, Chief Executive Officer, commented, “We had an outstanding quarter as we continued to show momentum in revenues and profitability as a result of newly launched products, and our company continues to improve on cash flow from operations. We remain disciplined on cost containment while expanding our product portfolio. We are on track with our strategic initiatives in R&D and investments in plant capacity and operational efficiencies. We believe these activities will drive the long-term success of our company.”

Revised 2010 Outlook

  The Company projects total 2010 revenue in the range of $84.0 million to $85.0 million. Core business revenue is projected in the range of $79.0 million to $80.0 million in 2010, a 76% to 79% increase over 2009, and up from the prior guidance range of $71.0 million to $75.0 million.
  The 2010 gross margin for the Company’s core business is projected to be between 47% and 49%, up from the prior guidance range of 43% to 48%.
  The Company projects 2010 adjusted EBITDA of approximately $20.0 million compared with a negative $4.2 million adjusted EBITDA in 2009, and up from the prior guidance range of $13.0 million to $16.0 million.
  In 2010, the Company expects to spend approximately $3.0 million on base capital expenditures compared with $1.1 million in 2009. Additionally, the Company is making strategic investments of approximately another $3.0 million in 2010 to increase plant capacities.
  The Company is projecting 2010 R&D expenses of approximately $7.0 million versus $4.8 million in 2009, and down from the prior guidance range of $8.0 million to $9.0 million.
  The Company’s 2010 outlook includes the partial year impact of all 2010 product approvals through November 1, 2010. It excludes the impact of any approvals after November 1, 2010.

Akorn’s R&D Pipeline

The Company’s pipeline includes 10 ANDAs filed with the FDA with a combined annual market size of approximately $2.2 billion. Development work has begun on approximately 30 more products with a combined market size of approximately $4.9 billion. Additionally, approximately 40 pipeline products have been identified for development starting in 2011 with a combined annual market size of approximately $4.5 billion.

Third Quarter 2010 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 2, 2010, to discuss third quarter 2010 results and field questions from investors and others. The domestic call-in number is (888) 215-6895 and the international call-in number is (913) 312-0860. The confirmation code for all callers is 2146785. The URL for the webcast is http://www.videonewswire.com/event.asp?id=73076.

Forward Looking Statement

This press release includes projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. The Company intends these statements to constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. Akorn cautions that these statements are subject to risks and uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic filings with the Securities and Exchange Commission (“SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC.

Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed could also adversely affect our results.

The Company’s actual results may be materially different from what it expects. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income/(loss), plus:

  Interest income/(expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Non-recurring operating expenses, such as supply agreement termination expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multi-source and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009

Revenues	$21,659	$19,371	$62,364	$57,711
Cost of revenue	10,244	16,686	32,658	47,997
GROSS PROFIT	11,415	2,685	29,706	9,714

Selling, general and administrative expenses	5,380	5,187	16,130	18,016
Research and development expenses	1,790	1,013	5,103	3,681
Amortization of intangibles	256	320	1,242	1,234
Supply agreement termination expenses	-	-	-	5,929
TOTAL OPERATING EXPENSES	7,426	6,520	22,475	28,860

OPERATING INCOME (LOSS)	3,989	(3,835)	7,231	(19,146)

Interest expense, net	(227)	(441)	(751)	(1,095)
Write-off and amortization of deferred financing costs	(274)	(187)	(820)	(1,739)
Equity in earnings of unconsolidated joint venture	502	484	1,335	672
Change in fair value of warrants liability	-	(1,122)	(8,881)	(1,432)
INCOME (LOSS) BEFORE INCOME TAXES	3,990	(5,101)	(1,886)	(22,740)
Income tax provision	-	-	37	2
NET INCOME (LOSS)	$3,990	$(5,101)	$(1,923)	$(22,742)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.04	$(0.06)	$(0.02)	$(0.25)
DILUTED	$0.04	$(0.06)	$(0.02)	$(0.25)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	93,770	90,303	92,440	90,209
DILUTED	100,765	90,303	92,440	90,209

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,498	$1,617
Trade accounts receivable, net	11,759	9,225
Other receivable	45	833
Inventories	18,101	13,167
Prepaid expenses and other current assets	420	1,227
TOTAL CURRENT ASSETS	39,823	26,069
PROPERTY, PLANT AND EQUIPMENT, NET	31,471	31,473
OTHER LONG-TERM ASSETS
Intangibles, net	3,377	4,619
Deferred financing costs	2,980	3,800
Other	3,130	2,798
TOTAL OTHER LONG-TERM ASSETS	9,487	11,217
TOTAL ASSETS	$80,781	$68,759

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$5,539	$3,286
Accrued compensation	2,107	1,091
Accrued expenses and other liabilities	2,837	3,724
Revolving line of credit - related party	-	3,000
Warrants liability - related party	-	9,065
Supply agreement termination costs	-	1,500
TOTAL CURRENT LIABILITIES	10,483	21,666
LONG-TERM LIABILITIES
Lease incentive obligations	1,170	1,304
Product warranty liability	1,299	1,299
Subordinated note - related party	5,853	5,853
TOTAL LONG-TERM LIABILITIES	8,322	8,456
TOTAL LIABILITIES	18,805	30,122
SHAREHOLDERS' EQUITY
Common stock, no par value -- 150,000,000 shares authorized, 93,823,102 and 90,389,597 shares issued and outstanding at September 30, 2010
and December 31, 2009, respectively	181,343	174,027
Warrants to acquire common stock	19,767	1,821
Accumulated deficit	(139,134)	(137,211)
TOTAL SHAREHOLDERS' EQUITY	61,976	38,637
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$80,781	$68,759

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009
OPERATING ACTIVITIES
Net income (loss)	$3,990	$(5,101)	$(1,923)	$(22,742)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,140	1,270	3,885	4,118
Write-off and amortization of deferred financing fees	274	187	820	1,739
Non-cash stock compensation expense	690	432	1,995	1,675
Non-cash supply agreement termination expense	-	-	-	1,051
Non-cash change in fair value of warrants liability	-	1,122	8,881	1,432
Equity in earnings of unconsolidated joint venture	(502)	(484)	(1,335)	(672)
Changes in operating assets and liabilities:
Trade accounts receivable	371	(2,316)	(2,534)	(4,831)
Inventories	(2,812)	7,198	(4,934)	12,754
Prepaid expenses and other assets	534	654	1,494	1,228
Supply agreement termination liabilities	-	(3,250)	(1,500)	1,500
Trade accounts payable	1,472	(781)	2,253	(4,337)
Accrued expenses and other liabilities	251	332	(5)	1,736
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:	5,408	(737)	7,097	(5,349)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(1,033)	(280)	(2,644)	(922)
Purchase of product licensing rights	-	-	-	(250)
Distributions from unconsolidated joint venture	149	-	1,107	-
NET CASH USED IN INVESTING ACTIVITIES	(884)	(280)	(1,537)	(1,172)

FINANCING ACTIVITIES
Loan origination fees	-	(43)	-	(1,356)
(Repayments of) proceeds from line of credit	-	2,000	(3,000)	7,509
Net proceeds from common stock and warrant offering	-	-	4,969	-
Proceeds under stock option and stock purchase plans	215	59	352	1,323
NET CASH PROVIDED BY FINANCING ACTIVITIES	215	2,016	2,321	7,476

INCREASE IN CASH & CASH EQUIVALENTS	4,739	999	7,881	955
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,759	1,019	1,617	1,063
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,498	$2,018	$9,498	$2,018

AKORN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009

NET INCOME (LOSS)	$3,990	$(5,101)	$(1,923)	$(22,742)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization	1,140	1,270	3,885	4,118
Interest expense, net	227	441	751	1,095
Income tax provision	-	-	37	2
EBITDA	$5,357	$(3,390)	$2,750	$(17,527)

NON-RECURRING & NON-CASH EXPENSES:
Non-cash stock compensation expense	690	432	1,995	1,675
Change in fair value of warrants liability	-	1,122	8,881	1,432
Write-off and amortization of deferred financing costs	274	187	820	1,739
Supply agreement termination expense	-	-	-	5,929
ADJUSTED EBITDA	$6,321	$(1,649)	$14,446	$(6,752)

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6100